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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

        Date of report (Date of earliest event reported): April 23, 1999


                           NATIONAL PROCESSING, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                   Ohio                                   1-11905                        61-1303983
----------------------------------------------      ---------------------     --------------------------------
(State or other jurisdiction of incorporation)      (Commission File No.)     (IRS Employer Identification No.)

1231 Durrett Lane Louisville, Kentucky                                  40285
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(Address of Principal Executive Offices)                              (Zip Code)


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (502) 326-7000


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ITEM 5. OTHER EVENTS

         On April 14, 1999, the Registrant issued a Press Release announcing that National Processing Company ("NPC") has reached a definitive agreement with International Payment Services, Inc. ("IPS"), a company newly formed by Stephen D. Kane and GTCR Fund VI, L.P., for the sale of NPC Check Services, Inc., a wholly owned subsidiary of NPC and part of NPC's Merchant Services Division. The Check Services business line engages in check verification, check guarantee, check conversion and related services.

         The transaction, valued at approximately $38 million, is expected to close in the second quarter of 1999. National Processing will include in its first quarter 1999 results a pre-tax charge of approximately $74 million, or $72 million after tax, to reflect the actual and estimated costs to sell, liquidate or dispose of several business lines, including Check Services.

         Kane said that IPS will continue to grow this business and add new lines of payment services to broaden its products and services. He also noted that NPC will continue to provide to IPS, through a long-term outsourcing arrangement, its state-of-the-art call center and data conversion service, as well as other transitional services.

         Reference is made to the Press Release, dated April 14, 1999, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)   Financial Statements of business acquired:
         -----------------------------------------

         None.

   (b)   Pro forma financial information:
         -------------------------------

         None.

   (c)   Exhibits.
         --------

         99.1 Press Release, dated April 14, 1999, incorporated herein by reference.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONAL PROCESSING, INC.

                                        By: /s/ Carlton E. Langer
                                           -------------------------------------
                                            Name:  Carlton E. Langer
                                            Title: Assistant Secretary


Dated: April 23, 1999


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